                                                              EXECUTION ORIGINAL

                      SECOND AMENDMENT TO CREDIT AGREEMENT


          THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is made as of April 22, 1998, by and among Inland Production Company, a Texas corporation ("BORROWER"), Inland Resources Inc., a Washington corporation ("PARENT"), Trust Company of the West, a California trust company, in its capacity as "NOTEHOLDER" (as defined in the Credit Agreement described below), and TCW Asset Management Company, a California corporation, in its capacities as "AGENT" and "COLLATERAL AGENT" (as defined in the Credit Agreement).

                                R E C I T A L S

          WHEREAS, Borrower, Parent, Noteholder, Agent and Collateral Agent have entered into that certain Credit Agreement dated as of September 23, 1997, as amended by that certain First Amendment to Credit Agreement dated as of December 24, 1997 (as amended, the "CREDIT AGREEMENT"), pursuant to which Noteholder agreed to make a loan to Borrower in the original principal amount of up to $75,000,000;

          WHEREAS, Borrower, Parent, ING (U.S.) Capital Corporation, as agent ("AGENT BANK"), and the Banks party thereto have entered into that certain Credit Agreement dated as of September 23, 1997, as amended by that certain First Amendment to Credit Agreement dated as of December 12, 1997 and that certain Second Amendment to Credit Agreement dated as of December 24, 1997 (as amended, the "BANK CREDIT AGREEMENT"), pursuant to which the Banks agreed to make loans to Borrower in the original principal amount of up to $80,000,000;

          WHEREAS, Borrower, Parent, Noteholder, Agent, Banks and Agent Bank have entered into that certain Intercreditor Agreement dated as of September 23, 1997, as amended by that certain First Amendment to Intercreditor Agreement dated as of December 12, 1997 and that certain Second Amendment to Intercreditor Agreement dated as of December 24, 1997 (as amended, the "INTERCREDITOR AGREEMENT"), in order to set forth various rights between the parties to the Credit Agreement and Bank Credit Agreement;

          WHEREAS, the parties to the Bank Credit Agreement desire to amend the Bank Credit Agreement to, among other things, provide for additional loan advances; and

          WHEREAS, in connection with the amendment to the Bank Credit Agreement, the parties to the Credit Agreement desire to amend the Credit Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth below.


                                   ARTICLE I

                           DEFINITIONS AND REFERENCES

          Section 1.1 TERMS DEFINED IN THE CREDIT AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment.

          Section 1.2. OTHER DEFINED TERMS. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this SECTION 1.2.

          "AMENDMENT DOCUMENTS" means, collectively, this Amendment, the Refining Security Agreement, Refining Deed of Trust and the Refining Security Agreement Financing Statements.

          "PARIBAS FACILITY REPAYMENT DATE" means the date on which all of the following have occurred (i) the Credit Agreement dated December 24, 1997 between Inland Refining and Banque Paribas has been terminated and all of Inland Refining's obligations thereunder have been paid in full, (ii) all liens encumbering property of Inland Refining in favor of Banque Paribas have been released and (iii) all of the conditions set forth in SECTION 3.2 of this Amendment are satisfied; provided, however, that if all conditions set forth in clauses (i), (ii), and (iii) of this definition are not satisfied on or before May 15, 1998, then the Paribas Facility Repayment Date shall not occur.

          "PLEDGE AGREEMENT" means that certain Pledge Agreement made by Parent in favor of Collateral Agent dated as of September 23, 1997, as amended.

          "REFINING DEED OF TRUST" means that certain second Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement to be executed and delivered on the Paribas Facility Repayment Date by Inland Refining for the benefit of Collateral Agent junior only to the deed of trust executed by Inland Refinery in favor of Agent Bank for the benefit of the Banks and in form and substance satisfactory to Noteholder or Agent in its sole discretion.
          "REFINING SECURITY AGREEMENT" means that certain Security Agreement to be executed and delivered on the Paribas Facility Repayment Date by Inland Refining in favor of Collateral Agent junior only to the security agreement executed by Inland Refinery in favor of Agent Bank for the benefit of the Banks in form and substance satisfactory to Noteholder or Agent in its sole discretion.

          "REFINING SECURITY AGREEMENT FINANCING STATEMENTS" means, collectively, all UCC-1 financing statements required to be filed in order to perfect the security interests granted by Inland Refining to Collateral Agent pursuant to the Refining Security Agreement.

          "REFINING TITLE POLICY" means a title policy issued by title insurance company acceptable to Agent or Noteholder in its sole discretion insuring that (i) Inland Refining owns fee simple title to the Crysen Refinery, free and clear of all liens and encumbrances other than Permitted Liens approved in writing by Agent or Noteholder, and (ii) the Refining Deed of Trust is a legal, valid and perfected second deed of trust on the Crysen Refinery junior only to the deed of trust executed by Inland Refinery in favor of Agent Bank for the benefit of the Banks.

                                 ARTICLE IIA

     Section 2A. AMENDMENTS EFFECTIVE IMMEDIATELY. The following amendments shall be effective upon the satisfaction of the conditions set forth in
SECTION 3.1 without regard to the Paribas Facility Repayment Date.

     Section 2A.1. DEFINED TERMS. The following definitions are hereby added to Annex A to the Credit Agreement:

          'CRYSEN REFINERY' means that certain refinery located in Woods Cross, Utah.

          'PRODUCTION/REFINING CREDIT AGREEMENT' means that certain Credit Agreement to be entered into between Inland Refining, as borrower, and Borrower, as lender, pursuant to which Borrower shall agree to provide credit to Inland

     Refining; such credit agreement to be on terms acceptable to Required Lenders in their sole discretion, including without limitation the subordination of any loans or advances pursuant to such credit agreement to the Bank Indebtedness and the TCW indebtedness.

          'PRODUCTION/REFINING LOAN'means those loans to be extended to Inland Refining by Borrower pursuant to the Production/Refining Credit Agreement."

     Section 2A.2. COVENANTS.

     (a) Section C.29 of Annex C to the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section C.29 EBITDA.  At the end of any Fiscal Quarter, the ratio of
     (a) EBITDA to (b) the required interest payments on Parent's Consolidated Debt, for the four-Fiscal Quarter period ending such Fiscal Quarter, will not be less than 1.7 to 1.0 for any such period ending on or prior to December 31, 1998, and not less than 3.0 to 1.0 for any period ending after such date."

     (b) Section C.41 of Annex C to the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section C.41 LIENS. Upon the request of Agent or on the Paribas Facility Repayment Date, whichever occurs first, Parent will grant Collateral Agent a lien on and security interest in the capital stock of Inland Refining, which lien and security interest shall be subject to the Intercreditor Agreement."

     (c) Annex C to the Credit Agreement is hereby amended by adding the following Section C.42:

          "Section C.42 ADDITIONAL EQUITY AND FARMOUT TRANSACTIONS. By June 30, 1998, Parent shall have received at least $15,000,000 in proceeds from the issuance of Series D Convertible Preferred Stock or other equity securities or farmout transactions, in each case on terms acceptable to Required Lenders in their sole discretion. Upon the issuance of such Series D Convertible Preferred Stock or such other equity or the consummation of a farmout transaction, the references contained in Sections C.18 and C.21 to 'Parent's Series C Convertible Preferred Stock' shall be deemed to read 'Parent's Series C Convertible Preferred Stock and Series D Convertible Preferred Stock or other equity securities or farmout transactions issued or entered into in compliance with Section C.42.'"

     Section 2A.3 OTHER. Schedule 4 of the Credit Agreement is hereby deleted and replaced with Schedule 4 attached hereto as EXHIBIT A.

                                   ARTICLE IIB

     Section 2B. AMENDMENTS EFFECTIVE UPON PARIBAS FACILITY REPAYMENT DATE. The following amendments shall be effective on the Paribas
Facility Repayment Date.

     Section 2B.1 CONDITIONS PRECEDENT FOR ADDITIONAL BANK LOAN
ADVANCES. Section 3.4 of the Credit Agreement is hereby amended by deleting subsection (b) and replacing it with the following:

          "(b) such advances are used to develop Eligible Proved Properties pursuant to the Plan of Development or to provide financing to Inland Refining in an aggregate amount not to exceed the amount set forth in Section C.18(g) below pursuant to the Production/Refining Loan Agreement and Section 2.4 of the Bank Credit Agreement (as amended by the Third Amendment thereto);"

     Section 2B.2 COVENANTS.

     (a) Section C.18 of Annex C to the Credit Agreement is hereby amended by deleting subsection (g) and replacing it with the following, adding the following subsection (h) and redesignating the existing subsection (h) as subsection (i) and amending such subsection as follows:

          "(g) the Debt of Inland Refining evidenced by the Production/Refining Credit Agreement, provided that the principal amount of such Debt thereof (including without limitation advances and the face amount of letters of credit) shall not exceed $20,000,000 at any time outstanding.

           (h) guaranties by Parent, in form and substance acceptable to Required Lenders in their sole discretion, of obligations of Inland Refining under agreements for the purchase of refinery feed stocks in the ordinary course of business; provided, however, that each such guaranty shall specify a maximum aggregate liability for Parent under such guaranty, and the maximum aggregate amount of such specified maximum liability of Parent under all such guaranties shall not exceed $6,000,000 at any one time.

           (i) miscellaneous items of Restricted Debt not described in subsections (a) through (h) which do not in the aggregate (taking into account all such Restricted Debt of all Related Persons) exceed $150,000 at any one time outstanding."

     (b) Section C.19 of Annex C to the Credit Agreement is hereby amended by deleting subsections (d), (e) and (f) and replacing subsection (d) with the following:

          "(d) Liens securing the Restricted Debt permitted by Section C.18 (d),
     (e) or (i) of this Annex C."

     (c) Section C.21 of Annex C to the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section C.21. LIMITATION ON DIVIDENDS AND REDEMPTIONS. No Related Person will make any Distribution in respect of any class of its capital stock or any partnership or other interest in it, nor will any Related Person directly or indirectly make any Distribution in respect of any shares of the capital stock of or partnership interests in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person, except that (a) Parent may at any time make Distributions in the form of Parents' common stock to the holders of Parent's Series C Convertible Preferred Stock, (b) Borrower may make a Distribution to Parent in the amount of $9,250,000 to enable Parent to make the capital contribution to Inland Refining described in Section C.23 of this Annex C, (c) Inland Refining may at any time make payments to Borrower pursuant to the Production/Refining Credit Agreement, and (d) Inland Refining may make any other Distribution or loan either in favor of or for the benefit of Borrower or Parent for the purpose of applying such Distribution to Affiliates' ANCF, as contemplated by Section 3 of the Intercreditor Agreement."

     (d) Section C.23 of Annex C to the Credit Agreement is hereby amended by adding the following subsection (g):

     "and (g) the Production/Refining Loan."

     (e) Section C.25 of Annex C to the Credit Agreement is hereby amended by adding the following as subsections (viii) and (ix):

     "(viii) the Production/Refining Loan, and (ix) the Parent guaranties set forth in Section C.18(h)."

     (f) Section C.36 of Annex C to the Credit Agreement is hereby amended by deleting the introductory language and subsection (a) and replacing them with the following:

          "With respect to Inland Refining, neither Parent nor Borrower shall
     (a) either directly or indirectly, provide any additional funds to Inland Refining, either through an equity investment, loan, loan guarantee or any other means, except for (i) the $9,250,000 capital contribution permitted pursuant to Section C.23(c), (ii) the Production/Refining Credit Agreement permitted pursuant to Section C.23(g) and (iii) the Parent guaranties permitted pursuant to Section C.23(h),".

     (g) Section C.38 of Annex C to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          "Section C.38 PRODUCTION/REFINING LOAN AND REFINING LOAN. Upon the termination of the Refining Credit Agreement, the provisions of Sections
     C.18 and C.19 permitting the Refining Loan and the Liens securing the Refining Loan shall no longer apply. At any time and from time to time after the termination of the Refining Credit Agreement, notwithstanding anything to the contrary contained in this Annex C, including without limitation Section C.23 or C.25, Borrower shall be permitted to make loans or advances to Inland Refining and may cause letters of credit to be issued for the benefit of Inland Refining pursuant to the Bank Agreement, in each case under the Production/Refining Credit Agreement, provided that the aggregate principal amount of all loans to Inland Refining plus the aggregate amount of such letters of credit issued to or for the account of Inland Refining, plus any amounts that have been advanced pursuant to any such letter of credit which have not been reimbursed by Inland Refining to Borrower, shall not exceed $20,000,000 in the aggregate at any one time outstanding."

                                  ARTICLE IIC

                        AMENDMENTS TO SECURITY DOCUMENTS

     Section 2A.1.  PLEDGE AGREEMENT.  Section 2.2 of the Pledge
Agreement is hereby amended in its entirety to read as follows:

          "Section 2.2 OBLIGATIONS SECURED. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred:

          (a) CREDIT AGREEMENT INDEBTEDNESS. The payment, as and when due and payable, of all amounts from time to time owing by Debtor or Borrower under or in respect of the Credit Agreement, the Notes or any of the other Obligation Documents.

          (b) RENEWALS. All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

          (c) PERFORMANCE. The due performance and observance of all other obligations of Debtor or Borrower from time to time existing under or in respect of any of the Obligation Documents.

          (d) GUARANTY. The payment by Debtor, as and when due and payable, of all amounts from time to time owing by it under or in respect of the Guaranty.

               As used herein, the term "SECURED OBLIGATIONS" refers to all present and future indebtedness, obligations, and liabilities of whatever type which are described above in this section, including any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of the Debtor. Debtor hereby acknowledges that the Secured Obligations are owed to the Noteholder and that Noteholder is entitled to the benefits of the Liens given under this Agreement."

                                  ARTICLE III.

                          CONDITIONS OF EFFECTIVENESS

     Section 3.1. EFFECTIVE DATE. This Amendment shall become effective as of the date first above written when and only when (i) Noteholder shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower and Parent and (ii) Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

          (a) OPINION OF COUNSEL FOR RELATED PERSONS. A written opinion of Glast, Phillips, Murray P.C., counsel for Related Persons, dated as of the date of this Amendment, addressed to Agent, to the effect that this Amendment has been duly authorized, executed and delivered by each Related Person to the extent each is a party thereto and that the Credit Agreement and this Amendment constitute the legal, valid and binding obligations of each Related Person to the extent each is a party thereto, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to general principles of equity), and such other matters as may be requested.

          (b) OFFICER'S CERTIFICATE. A certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness.

          (c) SUPPORTING DOCUMENTS. (i) A certificate of the Secretary of each Related Person dated the date of this Amendment certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Related Person authorizing the execution, delivery and performance of this Amendment to the extent that each Related Person is a party thereto and certifying the names and true signatures of the officers of such Related Person authorized to sign this Amendment and (ii) such supporting documents as Agent may reasonably request.

          (d) THIRD AMENDMENT TO BANK CREDIT AGREEMENT. Evidence acceptable to Agent in its sole discretion that all of the conditions of effectiveness to certain portions of the Third Amendment to the Bank Credit Agreement as set forth in Section 3.1 thereof have been satisfied.

     Section 3.2. CONDITIONS REGARDING PARIBAS FACILITY REPAYMENT DATE. The Paribas Facility Repayment Date shall occur and the amendments set forth in
Article IIB shall be effective only when Agent shall have received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

          (a) OPINION OF COUNSEL FOR RELATED PERSONS. A written opinion of Glast, Phillips & Murray P.C., counsel for Related Persons, dated as of the Paribas Facility Repayment Date, addressed to Agent, to the effect that the Amendment Documents have been duly authorized, executed and delivered by each Related Person to the extent each is a party thereto and that the Credit Agreement and the Amendment Documents constitute the legal, valid and binding obligations of each Related Person to the extent each is a party thereto, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to general principles of equity), and such other matters as may be requested.

          (b) OFFICER'S CERTIFICATE. A certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the occurrence of such Paribas Facility Repayment Date.

          (c) SUPPORTING DOCUMENTS. (i) A certificate of the Secretary of each Related Person dated as of the Paribas Facility Repayment Date certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Related Person authorizing the execution, delivery and performance of the documents described in paragraph (d) of this SECTION 3.2 to the extent that each Related Person is a party thereto and certifying the names and true signatures of the officers of such Related Person authorized to sign the such documents and (ii) such supporting documents as Agent may reasonably request.

          (d) REFINING SECURITY DOCUMENTS. (i) the Refining Security Agreement,
     (ii) the Refining Security Agreement Financing Statements, (iii) the Refining Deed of Trust, (iv) UCC searches naming Inland Refining as debtor certified by the Secretary of State of each state in which Collateral (as defined in the Refining Security Agreement) is located, (v) the Production/Refining Credit Agreement, (vi) the Refining Title Policy, (vii) an amendment to the Pledge Agreement granting a second priority security interest to Collateral Agent in the stock of Inland Refining and in all other securities owned from time to time by Parent, (viii) evidence acceptable to Agent in its sole discretion that (A) the Refining Loan has been paid in full and the credit agreement governing the Refining Loans has been terminated and (B) all Liens securing the Refining Loan have been terminated and released or, if requested by Agent, assigned to Collateral Agent for the benefit of Noteholder, and (ix) such other documents as may be requested by Agent in connection with the foregoing.

          (e) THIRD AMENDMENT TO BANK CREDIT AGREEMENT. Evidence acceptable to Agent in its sole discretion that all of the conditions of effectiveness to certain portions of the Third Amendment to the Bank Credit Agreement as set forth in Section 3.2 thereof have been satisfied.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     Section 4.1 REPRESENTATIONS AND WARRANTIES OF BORROWER AND PARENT. In order to induce Noteholder to enter into this Amendment, Borrower and Parent each represent and warrant to Noteholder that:

          (a) The representations and warranties contained in Section 4.1 of the Credit Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) Borrower and Parent are each duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Borrower and Parent have each duly taken all action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower and Parent hereunder.

          (c) The execution and delivery by Borrower and Parent of this Amendment, the performance by Borrower and Parent of their respective obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, role or regulation or of the organizational documents of either Borrower or Parent, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower or Parent, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower or Parent. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower and Parent of this Amendment or to consummate the transactions contemplated hereby.

          (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding instrument and agreement of Borrower and Parent, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

          (e) The audited amended Consolidated financial statements of Parent dated as of December 31, 1997 fairly present the Consolidated financial position at such date and the Consolidated statement of operations and the changes in the Consolidated financial position for the period ending on such date for Borrower. Copies of such financial statements have heretofore been delivered to Noteholder. Since December 31, 1997, no material adverse change has occurred in the Consolidated financial condition or businesses of Parent.

          (f)  No Default or Event of Default exists on the date hereof.

                                  ARTICLE V

                            RIGHT OF FIRST REFUSAL

     Section 5.1 RIGHT OF FIRST REFUSAL. Noteholder and Parent hereby agree that Noteholder or its designee or assignee shall have an ongoing right of first refusal to purchase shares of the next issue or issues of preferred stock issued by Parent the proceeds of which, in the aggregate, shall not be less than $15,000,000 (the "PREFERRED SHARES"). Parent shall notify Agent in writing (the "FIRST REFUSAL NOTICE") in the event Parent receives a bona fide offer from a third party to purchase the Preferred Shares. For a period of fifteen (15) days following Agent's receipt of the First Refusal Notice (the "ELECTION PERIOD"), Agent shall have the right to inform Parent in writing (the "ACCEPTABLE NOTICE") that Noteholder or its designee or assignee desires to purchase the Preferred Shares on the same basic terms and conditions set forth in the First Refusal Notice. In the event that Agent delivers an Acceptance Notice prior to the termination of the Election Period, Parent shall sell the Preferred Shares to Noteholder or its designee or assignee on the same terms and conditions set forth in the First Refusal Notice on or prior to the date which is forty-five (45) days after Parent's receipt of the Approval Notice. If Agent fails to deliver written notice of Noteholder's or its designee's or assignee's election to purchase the Preferred Shares prior to the termination of the Election Period, Parent shall be entitled to sell such Preferred Shares to such third party on or prior to the date which is forty-five (45) days after the last day of the Election Period in accordance with the terms and conditions set forth in the First Refusal Notice. If Parent fails to consummate a sale with such third party within such forty-five (45) day period, or in the event Parent desires to sell the Preferred Shares to such third party on terms differing from those set forth in the First Refusal Notice, the Preferred Shares shall again become subject to the right of first refusal as set forth in this ARTICLE V. Noteholder and Parent hereby agree that upon issuance by Parent of at least $15,000,000 of preferred stock or other equity securities or the consummation of farmout transactions which in either case would satisfy all of Parent's obligations under Section C.42 in accordance with the terms thereof, the right of first refusal set forth in this SECTION 5.1 shall terminate and have no further force or effect.

                                  ARTICLE VI

                                MISCELLANEOUS

     Section 6.1 RATIFICATION OF AGREEMENTS. The Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Noteholder under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

     Section 6.2 SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower and Parent herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to Noteholder shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

     Section 6.3 LOAN DOCUMENTS. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     Section 6.4 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 6.5 COUNTERPARTS. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT HE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


BORROWER:                              INLAND PRODUCTION COMPANY, a Texas
                                       corporation



                                       By:
                                          ------------------------------------
                                          Bill I. Pennington
                                          Chief Financial Officer


PARENT:                                INLAND RESOURCES INC., a Washington
                                       corporation



                                       By:
                                          ------------------------------------
                                          Bill I. Pennington
                                          Chief Financial Officer


NOTEHOLDER:                            TRUST COMPANY OF THE WEST, a
                                       California trust company, as Sub-
                                       Custodian for Mellon Bank for the
                                       benefit of Account No. CPFF 873-3032



                                       By:
                                          ------------------------------------
                                          Thomas F. Mehlberg
                                          Managing Director



                                       By:
                                          ------------------------------------
                                          Marc MacAluso
                                          Senior Vice President

AGENT:                                 TCW ASSET MANAGEMENT COMPANY, a
                                       California corporation, as
                                       Investment Manager under that
                                       certain Agreement dated as of June
                                       12, 1994, between TCW Asset
                                       Management Company and Morgan
                                       Stanley Group, Inc.



                                       By:
                                          ------------------------------------
                                          Thomas F. Mehlberg
                                          Managing Director



                                       By:
                                          ------------------------------------
                                          Marc MacAluso
                                          Senior Vice President


COLLATERAL AGENT:                      TCW ASSET MANAGEMENT COMPANY, a
                                       California corporation



                                       By:
                                          ------------------------------------
                                          Thomas F. Mehlberg
                                          Managing Director



                                       By:
                                          ------------------------------------
                                          Marc MacAluso
                                          Senior Vice President

                             CONSENT AND AGREEMENT

Pursuant to the terms of the Intercreditor Agreement dated September 23, 1997, as amended, among Borrower, Parent, the Agent Noteholder, the Noteholder, the Banks, and the undersigned Agent Bank, the undersigned hereby consents to the foregoing Second Amendment to Credit Agreement:


AGENT BANK:                            ING (U.S.) CAPITAL CORPORATION, in
                                       its capacity as Agent



                                       By:
                                          ------------------------------------
                                          Christopher R. Wagner
                                          Vice President

                             CONSENT AND AGREEMENT

          Each of Parent and Inland Refining hereby consents to the provisions of this Amendment and the transactions contemplated herein and hereby ratifies and confirms its respective Guaranty dated as of September 23, 1997, made by each of them for the benefit of Noteholder, Agent and Collateral Agent, and agrees that each of its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                                       INLAND RESOURCES INC.


                                       By:
                                          ------------------------------------
                                          Bill I. Pennington
                                          Chief Financial Officer


                                       INLAND REFINING, INC.


                                       By:
                                          ------------------------------------
                                          Bill Fink
                                          President

                                  Schedule 4

                            Scheduled Bank Payments


                                     -18-